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                                                                  Exhibit 99.1

                     Delta Funding Residual Management, Inc.
                               1000 Woodbury Road
                            Woodbury, New York 11797
                                 (212) 572-8357

October 7, 2002

[Name of Member]
[Address]

Dear Class A Voting Member:

The purpose of this letter is to provide an update as to certain matters concerning Delta Funding Residual Exchange Company, LLC ("DFREC") and its managing member, Delta Funding Residual Management, Inc. ("DFRM"). If you have any questions and comments after reading this letter, please do not hesitate to contact me at (212) 572-8357 or jmorriso@ix.netcom.com.

Audit of Financial Statements and Value of Mortgage-Related Securities

We continue to work with Delta Financial Corporation ("DFC"), KPMG, LLP and independent advisors towards the completion of an audit of the financial statements of DFREC and DFRM as of December 31, 2001. As reported to you previously, the delay in finalizing this audit has been primarily attributable to our ongoing analysis of the extent to which a fair value adjustment should be made to the value of the mortgage-related securities held by DFREC. While still subject to audit, we have preliminarily concluded that these mortgage-related securities had a value at December 31, 2001 of approximately $50 million. Details regarding the assumptions and valuation methodology utilized in determining this value will be reflected in the audited financial statements. We presently anticipate the completion of the audit and the distribution of the financial statements in October 2002.

Using the same valuation methodology as is being used to determine the value of the mortgage-related securities held by DFREC as of December 31, 2001, we have determined that the value of such securities at August 31, 2002 was approximately $52 million.

Cash Flows

You should have recently received your fourth cash distribution from DFREC. As in prior periods, the cash available for distribution was lower on an annualized basis than projected by DFC in the prospectus relating to the exchange offer that was consummated on August 29, 2001 (the "Prospectus"). As reflected in the reduced valuation of DFREC's mortgage-related securities, we anticipate that cash flows will continue to be




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lower in the future than those projected by DFC in the Prospectus. As we have done previously, we encourage you to continue to monitor the performance of the individual securitizations relating to the mortgage-related securities by visiting the Wells Fargo web site (www.ctslink.com).

Potential Sale of Mortgage-Related Securities

After a careful assessment of current market conditions, we have concluded the market for callable or near-callable residuals is strong. As a result, it may be advantageous to DFREC's members to sell, as private placements, any or all of the following:

                CTS Series 1994-2; Class R (75% owned by DFREC)
                DFH Series 1995-1; Class B (62.5% owned by DFREC)
                DFH Series 1995-2; Class R (100% owned by DFREC)

This procedure is expected to require approximately six to eight weeks after the solicitation for bids is announced.

Before we can proceed with offering these securities for sale, Section 7.1 of the Amended and Restated Limited Liability Company Agreement of DFREC, as amended, requires that we obtain the written consent of a majority in interest of the Class A Voting Members. Accordingly, I ask that you authorize me to make available for sale and to sell, on terms I deem satisfactory after consultation with our independent advisors, any or all of these securities. Please indicate your authorization thereof on the attached written consent and return it to me before October 18, 2002. Please feel free to fax your authorization to my attention at (212) 572-8304.

Tax Matters

The filing date for DFREC's tax returns has been extended to October 15, 2002. You should receive an Internal Revenue Service Schedule K-1 with respect to your DFREC interest shortly after the returns are filed.

Very truly yours,

/s/ James E. Morrison
James E. Morrison
President

Note: The statements contained in this letter that are not purely historical are forward-looking statements which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward-looking terminology such as "believes", "expect", "may", "should", "would", "will", "intends", "plans", "estimates", "anticipates" and similar words, and include, but are not limited to, statements regarding the expectations, intentions or strategies of DFREC and DFRM. For these statements, DFREC and DFRM claim the protection of the safe harbor for forward-looking statements provisions contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ




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from forward-looking statements include the effect of market conditions on the assumptions on which the fair value of DFREC's mortgage-related securities are based and changes in such assumptions, the sensitivity of distributions on the membership interests of DFREC to the rate and timing of principal payments and realized losses on the underlying mortgage-related securities, the effect of required payments pursuant to DFREC's operating agreement on distributions on the membership interests of DFREC, the effect on the residual certificates held by DFREC of certain rights of the holders of mortgage-related securities that are senior to such residual certificates, risks associated with the mortgage loans underlying the residual certificates and others discussed in DFREC's registration statement filed with the Securities and Exchange Commission in connection with the exchange offer that was consummated on August 29, 2001. The forward-looking statements contained in this release are made as of the date hereof and DFREC and DFRM assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.



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                                 WRITTEN CONSENT

[Name of Member]
[Address]

The undersigned holder(s) of Class Voting A Membership Interests of Delta Funding Residual Exchange Company, LLC (the "Company") hereby consent(s), pursuant to Section 7.1 of the Amended and Restated Limited Liability Company Agreement of the Company, as amended, to the offer and sale by the Company of any or all of the following mortgage-related securities held by the Company and authorize(s) Delta Funding Residual Management, Inc., as Managing Member of the Company, and its officers to execute and deliver all documents and to take any and all other actions necessary or desirable in connection with such offer and sale:

                CTS Series 1994-2; Class R (75% owned by DFREC)
                DFH Series 1995-1; Class B (62.5% owned by DFREC)
                DFH Series 1995-2; Class R (100% owned by DFREC)





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Printed Name of Holder
(Attach additional pages as necessary)



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Signature of Authorized Signatory


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Date



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